UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor, Boston, MA	02108
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Eisai Amendment

Allarity Therapeutics, Inc. (the “Company”) previously entered into an Exclusive License Agreement with Eisai, Inc. (“Eisai”) effective July 12, 2022, which was subsequently amended from time to time. On May 26, 2023, the Company and Eisai entered into a Fourth Amendment to the Exclusive License Agreement with an effective date of May 16, 2023 (the “Eisai Amendment”), to postpone the extension payment, restructure the payment schedule and extend the deadline to complete enrollment in a further Phase 1b or Phase 2 Clinical Trial for the Stenoparib (the “Product”).

Under the Eisai Amendment, the Company agreed to pay Eisai in periodic payments as follows: (i) one hundred thousand dollars ($100,000) which has been paid; (ii) fifty thousand dollars ($50,000) within ten (10) days of execution of the fourth amendment; (iii) one hundred thousand dollars ($100,000) upon completion of a capital raise; and (iv) eight hundred and fifty thousand dollars ($850,000) on or before March 1, 2024. The Company will have until April 1, 2024, to complete enrollment in a further Phase 1b or Phase 2 Clinical Trial of the Product. If the Company has not achieved successful completion of a further Phase 1b or Phase 2 Clinical Trial of the Product prior to April 1, 2024, Eisai may terminate the Exclusive License Agreement in its entirety, in its sole discretion on at least one hundred twenty (120) days prior written notice.

Exchange Agreement Amendment

On April 20, 2023, the Company previously entered into a certain Modification and Exchange Agreement (the “Original Agreement”) with 3i, LP (“3i”) pursuant to which the parties agreed to, among other things, exchange 50,000 shares of Series C Preferred Stock (the “Series C Shares”) beneficially owned by 3i for 4,027 shares of Series A Preferred Stock (the “Original Shares”). On May 26, 2023, the Company and 3i entered into an Amendment to Modification and Exchange Agreement (the “Amendment”), effective as of April 20, 2023, to correct an error relating to the Original Shares in the Original Agreement. Due to an error in not taking into account the proposed redemption of 1,550 share of Series A Preferred Stock, the Original Agreement incorrectly referenced “4,027” shares of Series A Preferred Stock instead of “ 5,577.” Accordingly, the Amendment corrects such error and memorializes that the parties originally agreed to exchange the Series C Shares for 5,577 shares of Series A Preferred Stock.

3i is the sole holder of all of the outstanding shares of Series A Preferred Stock and also a holder of warrants to purchase up to 19,270,055 shares of the Company’s common stock. In addition to the foregoing, the Company and 3i are also parties to (i) a Securities Purchase Agreement dated May 20, 2021 (as amended), relating to the purchase and sale of 20,000 shares of Series A Preferred Stock and a common stock purchase warrant, which was exchanged for a new warrant on April 21, 2023, which reflects a new exercise price of $0.75 and a right to acquire 12,603,385 shares of Common Stock, and (ii) the Registration Rights Agreement dated May 20, 2021, as amended.

The foregoing description of the Amendment and the Eisai Amendment does not purport to be complete and is qualified in its entirety to the Amendment and the Eisai Amendment, filed hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2023, the Company filed a First Certificate of Amendment to Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock (the “Amended COD”) to amend and restate the voting provisions of the Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock, which was originally filed with the Secretary of State of the State of Delaware on April 21, 2023.

Under the Amended COD, the holders of the Series A Preferred Stock have the following voting rights: (1) holders of the Series A Preferred Stock have a right to vote on all matters presented at a meeting together with the Common Stock as a single class with the Common Stock on an “as converted” basis using the conversion price of $0.75 and based on the stated value of $1,080, subject to a beneficial ownership limitation of 9.99%, and in addition (2) holders of Series A Preferred Stock have granted the Board of Directors of the Company (the “Board”) an additional right, solely for the purpose of satisfying quorum and casting the votes necessary to adopt a proposal under Delaware law (a) to vote solely with respect to the Reverse Stock Split Proposal (as defined in the Amended COD) and the Adjournment Proposal (as defined in the Amended COD), and (b) to a number of votes per each share of Series A Preferred Stock equal to the quotient of (x) the sum of (1) the original aggregated stated value of the Series A Preferred Stock when originally issued on December 20, 2021 (calculated based on the original stated value of $1,000 of the Series A Preferred Stock multiplied by 20,000 shares of Series A Preferred Stock) and (2) $1,200,000, which represents purchase price of the Series C Convertible Redeemable Preferred Stock when originally issued; divided by (y) the then current conversion price of $0.75. In addition, among other things, the Reverse Stock Split Proposal, the effectuation of the Reverse Stock Split Proposal, and the amendment to the Company’s Certificate of Incorporation, are subject to the affirmative vote and consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

Under the Amended COD, the power to vote, or not to vote, the votes created by the Amended COD relating to the Reverse Stock Split Proposal and Adjournment Proposal vests solely and exclusively in the Board or its authorized proxy, upon the Board’s election. If the Board, or its authorized proxy, decides to cast the vote, it must vote all votes created by the Amended COD in the same manner and proportion as votes cast by the holders of Common Stock and Series A Preferred Stock, voting as a single class. Such voting rights granted to the Board relating to the Reverse Stock Split Proposal and Adjournment Proposal expire automatically on July 31, 2023.

The information set forth herein is qualified in its entirety by reference to the complete text of the Amended COD, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

A notice and proxy statement regarding the Special Meeting and the voting rights of the Common Stock and Series A Preferred Stock will be filed with the SEC and provided to the stockholders of record as of the Record Date.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
3.1	First Certificate of Amendment to the Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock
10.1	First Amendment to the Modification and Exchange Agreement
10.2	Fourth Amendment to the Exclusive License Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ James G. Cullem
James G. Cullem
Chief Executive Officer
Dated: June 1, 2023

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